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                                                                      EXHIBIT 21


                   SUBSIDIARIES OF SURETY CAPITAL CORPORATION

                                                  JURISDICTION
                  SUBSIDIARY                    OF ORGANIZATION

             Surety Bank, National               National Banking
                  Association                      Association